                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          -----------------------------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES ACT OF 1934


                                 AUGUST 18, 2000
                Date of Report (Date of earliest event reported)



                               PEPSIAMERICAS, INC.
               (Exact Name of Registrant as Specified in Charter)



               DELAWARE                    1-13914             66-0433580
   (State or Other Jurisdiction of       (Commission         (IRS Employer
            Incorporation)               File Number)      Identification No.)


                            3800 DAIN RAUSCHER PLAZA
                              66 SOUTH SIXTH STREET
                          MINNEAPOLIS, MINNESOTA 55402
          (Address of Principal Executive Offices, including Zip Code)


                                 (612) 661-3830
              (Registrant's Telephone Number, including Area Code)

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ITEM 5.   OTHER EVENTS.

          On August 18, 2000, PepsiAmericas, Inc., a Delaware corporation ("PepsiAmericas"), entered into an Agreement and Plan of Merger dated as of August 18, 2000 (the "Merger Agreement") with Whitman Corporation, a Delaware corporation ("Whitman"), and Anchor Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Whitman ("Merger Sub"). The Merger Agreement provides for the merger (the "Merger") of PepsiAmericas with and into Merger Sub, with Merger Sub surviving as a wholly owned subsidiary of Whitman. Simultaneously with the Merger, Merger Sub will be renamed "PepsiAmericas, Inc."

          Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share, of PepsiAmericas outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than shares owned directly or indirectly by Whitman, which shares will be canceled, and shares owned directly or indirectly by Dakota Holdings, LLC or Pohlad Companies, which shares will be converted as provided in #3 below) will be converted, at the option of the holder thereof, into:

          1. $3.80 in cash, subject to upward adjustment if the average closing price of Whitman common stock during the 15 trading days ending 5 days prior to the date of Whitman or PepsiAmericas shareholder meeting to approve the transaction, whichever occurs first, is greater than $16.07 per share or downward adjustment if the average closing price of Whitman common stock during such period is less than $13.15 per share; or

          2. $3.80 in value of shares of Whitman common stock, subject to adjustment under the circumstances described in #1 above; or

          3. $2.80 in value of shares of Whitman common stock, plus the right to receive up to an additional $1.50 in nominal value of shares of Whitman common stock if the Merger Sub meets certain EBITDA (earnings before interest, taxes, depreciation and amortization) targets through 2002, in each case, subject to adjustment under the circumstances described in #1 above.

          In addition, at the closing of the transaction, PepsiAmericas shareholders electing to participate in the earnout described in #3 will have the right to purchase from Whitman in the aggregate up to
          1.7 million shares of Whitman common stock at a price of $14.61 per share. Dakota Holdings, LLC will have the right to purchase any of these Whitman common shares not purchased by the other PepsiAmericas shareholders.


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

          Upon completion of the transaction, PepsiAmericas Chief Executive Officer, Robert Pohlad, will be elected to Whitman's Board of Directors and will become Chief Executive Officer of Whitman.

          The Merger is intended to constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended.

          Prior to its execution, the Merger Agreement was approved by the respective Boards of Directors of Whitman and PepsiAmericas. The consummation of the Merger is subject, among other things, to the approval of the Merger by the shareholders of PepsiAmericas, to the approval of the issuance of Whitman common stock by the shareholders of Whitman and to certain regulatory approvals. In connection with execution of the Merger Agreement, Dakota Holdings, LLC and PepsiCo, Inc. entered into separate voting agreements with Whitman and PepsiAmericas, respectively, to approve the Merger and the issuance of Whitman common stock.

          Copies of the Merger Agreement, certain exhibits thereto and the joint press release issued by Whitman and PepsiAmericas on August 21, 2000 are filed as exhibits hereto and are incorporated by reference herein.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) - (b) Not applicable.

(c)       Exhibits:

          2.1 Agreement and Plan of Merger, dated as of August 18, 2000, among Whitman Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc.

          99.1 Voting Agreement, dated as of August 18, 2000, between Whitman Corporation and Dakota Holdings, LLC (in the form of Exhibit A to the Merger Agreement).

          99.2  Voting Agreement, dated as of August 18, 2000, between
                PepsiCo, Inc. and PepsiAmericas, Inc. (in the form of Exhibit B to the Merger Agreement).

          99.3 Joint Press Release issued by Whitman Corporation and PepsiAmericas, Inc. on August 21, 2000.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2000                     PepsiAmericas, Inc.


                                           By:  /s/ John F. Bierbaum
                                              -------------------------------
                                                John F. Bierbaum
                                                Chief Financial Officer and
                                                Vice President


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

                                  EXHIBIT INDEX


The following is a list of the Exhibits filed herewith.

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
------    ----------------------

2.1       Agreement and Plan of Merger, dated as of August 18, 2000, among
          Whitman Corporation, Anchor Merger Sub, Inc. and PepsiAmericas, Inc.

99.1      Voting Agreement, dated as of August 18, 2000, between Whitman
          Corporation and Dakota Holdings, LLC (in the form of Exhibit A to the
          Merger Agreement).

99.2      Voting Agreement, dated as of August 18, 2000, between PepsiCo, Inc.
          and PepsiAmericas, Inc. (in the form of Exhibit B to the Merger
          Agreement).

99.3      Joint Press Release issued by Whitman Corporation and PepsiAmericas,
          Inc. on August 21, 2000.


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